Bagell, Josephs, Levine & Company, L.L.C.

Certified Public Accountants

High Ridge Commons

Suites 400-403

200 Haddonfield Berlin Road

Gibbsboro, NJ 08026

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file number 333-133492) of our report dated April 6, 2007 to the consolidated financial statements of Advanced Battery Technologies, Inc., which appears in the Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/  Bagell, Josephs, Levine & Company, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.

Gibbsboro, New Jersey

August 30, 2007